Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alyst Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending September 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Dr. William Weksel, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Weksel	Dated: November 8, 2007
Dr. William Weksel Chief Executive Officer (Principal Executive Officer)